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                                                                    EXHIBIT 3.31


                            State of North Carolina
                      Department of the Secretary of State

                           ARTICLES OF INCORPORATION

Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.   The name of the corporation is: Man-Mill Acquisition, Inc.

2. The corporation is authorized to issue 100,000 shares, all of one class, designated as common stock.

3. The street address, mailing address, and county of the initial registered office of the corporation is:

     Number and Street: 225 Hillsborough Street

     City, State, Zip Code: Raleigh, North Carolina 27603        County: Wake

4.   The name of the initial registered agent is: CT Corporation System

5. The names and addresses of the persons who are to serve as the initial Board of Directors until the first meeting of shareholders or until their successors be elected and qualified are as follows:

     Charles M. Hansen, Jr.
     4111 Mint Way
     Dallas, Texas 75237

     Jeffrey D. Cordes
     4111 Mint Way
     Dallas, Texas 75237

     Stephen P. Richman
     4111 Mint Way
     Dallas, Texas 75237

6. To the full extent from time to time permitted by law, no person who is serving or who has served as a director of the corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a director, whether such action is brought by or in the right of the corporation or otherwise. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director of the corporation with respect to any matter which occurred, or any


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     cause of action, suit or claim which but for this Article would have accrued or risen, prior to such amendment, repeal or adoption.

7.   The name and address of the incorporator is:

     Sheri Crockett, Legal Assistant
     Womble Carlyle Sandridge & Rice
     2100 First Union Capitol Center
     Raleigh, NC 27602

8.   These articles will be effective upon filing.

This the 24th day of August, 1993.

                                   /s/ SHERI CROCKETT
                                   -------------------------------
                                   Sheri Crockett, Incorporator
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                            State of North Carolina
                      Department of the Secretary of State

                             ARTICLES OF AMENDMENT

Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purposes of amending its Articles of Incorporation:

     1.   The name of the corporation is: Man-Mill Acquisition, Inc.

     2.   The text of each amendment adopted is as follows:

          RESOLVED, that Article I of the Articles of Incorporation of the corporation is amended to read as follows:

          The name of the corporation shall be Manetta Home Fashions, Inc.

     3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows: n/a

     4.   The date of adoption of each amendment was as follows: September 14,
          1993

     5.   The amendment was approved by shareholder action.
          Shareholder approval for the Articles of Amendment were obtained as required by Chapter 55 of the North Carolina General Statutes.

     6.   These articles will be effective upon filing.

     This the 30th day of September, 1993.

                                             MAN-MILL ACQUISITION, INC.


                                             By: /s/ JEFFREY D. CORDES
                                                 ---------------------------
                                                 Jeffrey D. Cordes
                                                 Vice President